UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):      September 18, 2008

AWARE, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	000-21129	04-2911026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40 Middlesex Turnpike, Bedford, MA, 01730
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (781) 276-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On September 18, 2008, upon the recommendation of Aware’s Nominating and Corporate Governance Committee, Aware’s Board of Directors elected Charles K. Stewart as a Class I Director and to serve as a member of the Board’s Compensation Committee.  Mr. Stewart had previously been a director of Aware from 1988 through 1999 having served as Chairman of the Board of Directors from 1988 to 1990 and from March 1994 to November 1994 and from April 1995 to March 1999.  Mr. Stewart has been a private investor for over two decades and currently serves as a Director of Xencor, Inc.  From 1975 to December 1993, Mr. Stewart traded options, futures and securities on the Chicago Board of Options Exchange.  Mr. Stewart received an M.B.A. from Northwestern University and a B.A. from Yale University.

On September 18, 2008, Mr. Stewart received a stock option award to purchase 25,000 shares of common stock of Aware.  The stock option award had an exercise price per share equal to $3.12 per share, the fair market value of Aware’s common stock on the date of grant, and will vest over two years.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

No financial statements or exhibits are required to be filed as part of this Report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AWARE, INC.

Dated: September 22, 2008	By:	/s/ Michael A. Tzannes
Michael A. Tzannes
Chief Executive Officer